STORAGE/OFFICE/MANUFACTURING FACILITY
FAITH'S PROMISE, LLC
230 MOHAWK ROAD
CLERMONT, FL 34711

PH (407) 505-8768

Email for mailings and notices angelosmorini@gmail.com

Address for mailing notices P.O. Box 1817 Windermere, FL 34786

LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") is made and entered into this 23rd day of November, 2016 by and between **Faith's Promise, LLC** whose office is at 230 Mohawk Rd, Clermont, FL 34715, as Lessor, and **Anutra Super Grain, LLC** whose main office is located at Same as above, FL 34711 as Lessee.

WITNESSETH:

The Lessor does hereby lease and let unto the Lessee that certain premises (hereafter referred to as the "Premises"), located in Clermont Commons Business Park ("Clermont Commons"), Clermont, Florida 34711, being more particularly described as **248 Hatteras Ave Clermont, FL 34711** as Lessee, said Premises containing approximately 3,000 square feet of floor area, to be used only for the following purposes and for none other than storage and distribution of decorating supplies all other uses must be approved in writing. Storage and distribution ~~of~~ and R&D of whole Grains ____________________________.

1. **RENT AND COMMON AREA MAINTENANCE FEE ("CAM").**

A. The Lessee hereby covenants and agrees to pay without demand, together with any and all sales and use taxes levied upon the use and occupancy of the Premises during the term hereof, to the Lessor, rent and fees as herein set forth. Lessee agrees to pay to Lessor Base Rent in equal monthly installments as follows:

Base Rent Monthly
$1,465.00

Plus sales tax, and shall be paid in advance, beginning on Rent Commencement Date (as hereinafter defined) of this Lease, and on the first day of each and every month thereafter during the Lease Term (as hereinafter defined). If the Commencement Date is other than on the first day of a month, rent for such partial months shall be prorated based upon a 30-day month. Checks shall be made payable to the Lessor and delivered to the Lessor's address. In the event the rent is not paid by the fifth (5) day of the month or in the event of a dishonored bank check from Lessee to Lessor, Lessee agrees to pay a 10% late fee plus a Fifty Dollar ($50) transaction fee, concurrently with, and in addition to, such unpaid rent, as liquidated damages for said late payment or dishonored bank check. Lessee agrees that any dishonored bank check shall be redeemed with cash or cashier's check within three (3) days after notice of dishonor by Lessor to Lessee, plus reimbursement to Lessor of any and all fees associated with dishonored bank check. All sales or use taxes, late fees, transaction fees or water bills payable by Lessee hereunder may be collected and enforced as rent hereafter.

B. The Lessee covenants and agrees to pay without demand, a fee for the maintenance of the common areas of the Business Park and the lot upon which the Premises are located as well as their pro-rata share of taxes and insurance on the building. Common areas shall include, but are not limited to, the dumpsters, parking areas, lights, repairs and maintenance, landscaping, irrigation, common utilities, administrative charges, Clermont Commons Business Park fees, reserves, etc. This Common Area Maintenance fee will be paid in payments of **six hundred thirty-five** and 00/100 dollars (**$635.00**) per month, plus sales tax, in advance, on the first day of each month, during the Lease term. The above fee may be adjusted at the beginning of each calendar year based on increased costs, but shall not exceed the actual cost for the above-defined services, taxes and property insurance. The Lessee shall pay its "Lessee's Share" of the aforesaid expenses which share shall be a fraction, the numerator of which is the number of square feet in the Premises and the denominator of which is the number of leased square feet of floor space on the lot in which the Premises is located. All common area fees payable by Lessee hereunder may be collected and enforced as rent hereafter.

2. **TERM, OBLIGATION TO VACATE PREMISES.** The term of this lease is for a 1 year period. The term of this Lease ("Lease Term") shall begin on **November 23, 2016** (the "Commencement Date") with the Rent Commencement Date being **December 1, 2016**, and shall expire on **November 30, 2017** (the "Termination Date") unless sooner terminated as provided in this Lease. If the Commencement Date is a day other than the first day of a calendar month, then the first Lease Year shall include that period of time from the Commencement Date up to the first day of the next calendar month, and any subsequent Lease Year shall be the twelve (12) month period beginning on the first day of such month. This Lease shall automatically continue beyond the term from month-to-month until terminated by either party on fifteen (15) days written notice to the other party given prior to the end of a monthly period. If Lessee fails to vacate the Premises after the effective date of such notice, or after this Lease has been terminated pursuant to the provisions of paragraphs 17 or 18 below, then Lessee shall be a tenant at sufferance, and shall be liable for double the monthly rent during the period of such tenancy at sufferance.

$2100 $2247

3. **SECURITY DEPOSIT.** Lessee has paid Lessor a security deposit and first month's rent in the amount of **four thousand two hundred and 00/100** dollars (**$4,347.00**), receipt of which is hereby acknowledged by Lessor. Lessor shall hold such security deposit, throughout the term of this Lease, as security for the performance by Lessee of all of its obligations under this Lease. Lessor shall have the right, from time to time without prejudice to any other remedy, Lessor may have on account thereof, to apply such deposit, or any part thereof, to Lessor's damages arising from any default on the part of Lessee. Should the entire security deposit or any portion thereof, be applied by Lessor in accordance with the provisions hereof, Lessee shall forthwith upon demand pay to Lessor an amount sufficient to restore such security deposit to the original amount specified in this paragraph. Lessor shall have the same rights and remedies for the non-payment by Lessee of any amount due on account of the security deposit as Lessor has under this Lease for Lessee's failure to pay rent. Lessee not then being in default, Lessor shall return the security deposit, or so much thereof as shall not have been applied in accordance with the provisions of this paragraph, to Lessee on the expiration or earlier termination of this Lease and performance by Lessee of all of its obligations hereunder.

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While Lessor holds the security deposit, Lessor shall have no obligation to pay interest on same, and shall have the right to commingle the same with Lessor's other funds. If Lessor conveys its interest under this Lease, the security deposit, or any part thereof not previously applied, shall be turned over by Lessor to Lessor's grantee, and Lessee agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this paragraph. All parties agree that termination of this Lease by Lessee prior to the completion of the full term of the Lease regardless of cause, will constitute breach of tenancy as agreed herein, and all security deposits shall be forfeited in favor of the Lessor. In the event of a sale of the building, or lease of the land on which it stands, subject to this Lease, Lessor shall have the right to transfer this deposit to the new landlord and Lessor shall be considered released by Lessee from all liability for the return of said deposit, and it is agreed that this shall apply to every transfer or assignment made of the deposit to a new landlord. In the event of any rightful and permitted assignment of this Lease by Lessee, the said deposit shall be deemed to be held by Lessor as a deposit made by the assignee and Lessor shall have no further liability with respect to the return of said deposit to the assignor. In the event of any bankruptcy or other proceeding against or by Lessee, it is hereby agreed that all funds held hereunder become the property of the Lessor.

4. **RIGHT TO ENTRY.** Lessor shall have, during normal business hours, the right to enter Premises, to view the same, to make repairs and to ascertain if the provisions of this Lease are being complied with, and to enforce any provisions of this Lease. Lessee further agrees that Lessor or its agent may show the Premises to prospective purchasers of the property or to lending institutions or their representatives at any time, to prospective lessees during the sixty (60) days prior to the Termination Date or if notice of termination of this tenancy has been given to either party, to prospective Lessees during the period prior to the effective date of termination. This right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations or additions which do not conform to the terms of this Lease or with the rules and regulations of any governmental body having jurisdiction.

5. **UTILITIES.** Lessee has examined the utility services in the Premises and hereby accepts such utility services as being satisfactory for Lessee's purposes. Lessor shall have no obligation to provide any additional utilities in the Premises, or to change the capacity of the existing utilities in the Premises. The Lessee shall, at its own expense, pay all charges when due for electricity, water, sewer, and telephone incurred by the Lessee. The Lessor shall not be responsible or liable in any way whatsoever for the quality, quantity, capacity, impairment, interruption, stoppage or other interference with any utility service, unless such impairment, interruption, stoppage or other interference arises from the intentional misconduct of Lessor or Lessor's agent. If any utilities are currently in the Landlords name (such as electric) those utilities will be shut off after 5 days from commencements. So the tenant should immediate transfer such utilities into the tenants name.

6. **SIGNS, DISPLAYS, AND STORAGE.** Lessee shall have the right throughout the Lease term, at its own cost and expense, and subject to the provisions of this paragraph, the Declaration (as hereinafter defined) and applicable governmental laws, rules and regulations, to erect and maintain interior and exterior signs advertising its business; however, before any window sign, awnings, or display may be erected, attached, or placed on or in the Premises, the Lessee shall first obtain the written approval of the Lessor as to the type, size, suitability, and location thereof, and Lessor may withhold approval (in its sole discretion) of any sign, awning or display which it determines to be a type or size detrimental or unsuitable to the appearance of the Premises or the building containing the Premises, or any location for a sign, awning, or display which Lessor considers to be improper or dangerous. Lessee shall not have the right to erect any sign on the roof of the Premises or in the parking areas. The Lessee shall not display any merchandise or show cases or other obstructions on the outside of the Premises, or in the lobby or passageway adjoining the same which shall extend beyond the Lease line of the Premises, nor store any property outside of the Premises, nor shall the Lessee maintain any loudspeaker or any noise making device in such a manner as to be audible to anyone outside the Premises. If after notice of violation by Lessor, five days elapse without correction of the problem by Lessee; Lessor may arrange remediation at Lessee's cost. Lessee shall reimburse Lessor for the cost of such remediation within five (5) days of delivery to Lessee of a statement therefore.

7. **INSURANCE.**

A. REQUIRED INSURANCE. Lessee will pay for the following insurance coverage:

i. All risks hazard insurance for lease hold improvements installed by lessee in an amount not less than the full replacement cost thereof. Such policy or policies for lease hold improvements with respect to lessee's chattels, shall provide that loss thereon and shall be adjusted and the proceeds to be held in trust to be used for repair and replacement of the property so insured.

ii. Plate glass insurance, covering all plate glass in the Premises, shall be obtained to insure against any loss, damage or fracture, unless waived, in writing, by Lessor.

iii. Worker's compensation and employer's liability insurance as required per Florida law.

iv. Insurance for any additional exposures not originally anticipated at the execution of this lease agreement.

v. A policy of public liability insurance naming Lessor as an additional insured and with a limit of (1) one million dollars, including a fire damage legal liability policy of $50,000 issued by an insurance company licensed to do business in the State of Florida. At Lessor's request, Lessee shall provide Lessor with an insurance certificate showing that such insurance is in full force and effect and providing that such insurance may not be canceled without at least thirty (30) days prior written notice to Lessor.

B. HAZARDOUS AND FLAMMABLE MATERIALS. Lessee shall not make any use of the Premises which would void or make violable any policy of fire or extended coverage insurance covering the Premises or any other property of Lessor, and if by reason of any use by Lessee of the Premises, the hazard insurance premiums on policies maintained by Lessor shall be increased over normal rates for the Premises or for any other property of Lessor, the amount of the increase in the premium shall be paid to Lessor by the Lessee on demand. Lessee agrees that it will not keep, use, sell or offer for sale in or upon the Premises any article, which may be prohibited by the standard form of fire insurance policy. Lessee shall not knowingly use or occupy the Premises or any part thereof, or suffer or permit the same to be used or occupied for any business or purpose deemed extra hazardous on account of fire or otherwise.

C. INSURANCE COSTS. Lessee shall pay its Lessee's Share of all premiums for liability and property insurance, which may be carried by Lessor on the Premises or the building of which they are a part. Lessee's share of premiums are included in the Gross Rent payment amounts outlined above in paragraph 1.A., to be paid in advance on the first day of each month, during the Lease term. In the event Lessee's use and/or occupancy causes any increases of premium for the fire and/or

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casualty rates on the Premises or any part thereof above the rate for the least hazardous type of occupancy legally permitted in the Premises, Lessee shall pay such additional premium on the fire and/or casualty insurance policies. Lessee shall also pay in such event, any additional premium on the rent insurance policy that may be carried by Lessor for its protection against rent loss through fire. Bills for such additional premiums shall be rendered by Lessor to Lessee at such times as Lessor may elect.

D. LESSOR DISCLAIMER OR LIABILITIES. The parties agree that the only relationship between Lessor and Lessee is that of Lessor and Lessee. Lessee expressly releases Lessor from liability for any and all damages to Lessee's property or effects stored in the Premises; for any theft thereof; for any damage to the same caused by the acts or omissions of other lessees or by the breakage of water or sewer pipes or other leakage in or about the Premises, unless such damages arise in conjunction with the intentional misconduct of Lessor or Lessor's agent. **LESSEE'S POSSESSIONS WITHIN THE PREMISES ARE SO PLACED AT LESSEE'S SOLE RISK AND LESSOR SHALL HAVE NO LIABILITY FOR ANY LOSS OR DAMAGE CAUSED TO SAID POSSESSIONS WHATSOEVER, UNLESS CAUSED BY THE INTENTIONAL MISCONDUCT OF LESSOR. LESSEE ACKNOWLEDGES THAT INSURANCE IS AVAILABLE FROM INDEPENDENT COMPANIES FOR DAMAGE TO LESSEE'S PROPERTY. LESSOR DOES NOT CARRY INSURANCE TO COVER ANY LOSS OR DAMAGE TO THE CONTENTS OF THE PREMISES FROM ANY CAUSE WHATSOEVER AND LESSOR STRONGLY RECOMMENDS THAT LESSEE OBTAIN SUCH INSURANCE TO PROTECT LESSEE'S PROPERTY FROM ALL PERILS.**

8. **SAFEGUARDING OF PREMISES.** Lessee shall be solely responsible for: (a) safeguarding the contents of the Premises, (b) keeping the Premises locked, and safeguarding the keys. Lessee agrees that all personal property placed on or moved into the Premises shall be at the sole risk of Lessee or the owner thereof and that Lessor shall have no responsibility for any damage caused to any such property, except only such damage as may be caused by the intentional misconduct of Lessor or Lessor's agent.

9. **MAINTENANCE.** During the Lease term, the Lessor shall maintain the roof and exterior of the building in which the Premises is located; provided, however, that the Lessor shall be under no obligation to make repairs to the roof or the exterior of the building until given written notice of the need thereof by the Lessee, and Lessor shall have a reasonable time after receipt of such notice to commence and complete such repairs. The Lessee shall maintain in good repair the Premises, including, without limitation, all interior and exterior doors to the Premises and all plate glass, windows and plumbing, HVAC (including without limitation, a monthly replacement of the air conditioning filters), and any necessary janitorial service, and at the end of the Lease term, shall deliver the Premises to the Lessor in as good condition as at the time of the commencement of this Lease, except for ordinary wear and tear and damage by fire, and shall also deliver to Lessor all keys to the Premises provided by Lessor to Lessee, and all duplicates of such keys made by Lessee. If Lessee shall surrender the Premises to Lessor in a condition that violates the provisions of this paragraph, or if Lessee shall fail to deliver all keys to the Premises, Lessor shall have the right at Lessee's expense, to restore the Premises to the required condition and/or to change the locks to the Premises, and the Lessee shall reimburse Lessor for its resulting expenses and disbursements, with interest thereon at the rate of eighteen percent (18%) per annum, from the date of any expenditure by Lessor to the date of reimbursement. Lessee's obligations under this paragraph shall survive the expiration or earlier termination of this Lease. If after notice of violation of the provisions of this paragraph by Lessor, five days elapse without correction of the problem by Lessee, Lessor may arrange remediation at Lessee's costs. Lessee shall reimburse Lessor for such remediation within five (5) days of delivery to Lessee of a statement thereof.

10. **DUTY TO REPAIR.** Lessee will, at its expense, immediately repair, to Lessor's satisfaction, any damage to the Premises, and any damage to the parking areas and any other property of Lessor, by any use or act of Lessee or any employee, agent, licensee or invitee of Lessee. Lessee shall make no alterations or additions to the Premises (whether structural or non-structural,) without prior written consent of Lessor. Lessee shall have no right to subject the Premises to a construction or material man lien, or to make repairs to the Premises at Lessor's expense. Any alterations or additions shall be accomplished at Lessee's cost and they shall become the property of Lessor on the expiration or earlier termination of this Lease. Should Lessee or its employees, agents, licensees or invitees damage the Premises or other property of Lessor, or make alterations or additions thereto without the prior written consent of Lessor, then all costs necessary to restore the Premises and/or such other property to its prior condition shall be borne by Lessee. If Lessee fails to comply with the provisions of this paragraph, Lessor shall have the right, at Lessee's expense, to restore the Premises and/or such other property to its prior condition and the Lessee shall reimburse Lessor for its resulting expenses and disbursements, with interest thereon at the rate of eighteen percent (18%) per annum from the date of any expenditure by Lessor to the date of reimbursement. Lessee's obligations under this paragraph shall survive the expiration or earlier termination of this lease.

11. **EMINENT DOMAIN.** In the event that during the term of the Lease any portion of the Premises is taken by eminent domain, the Lessee shall have the right and option to terminate this Lease, but such option must be exercised by written notice to the Lessor within ten (10) days after the date the condemning authority takes possession of the taken property, and the termination shall be effective as of the date of the taking by eminent domain. Lessee shall have no right to participate in the proceeds payable by the condemning authority on account of such taking, but if the Lessee exercises its option to terminate this Lease, any rent paid in advance shall be apportioned as of the date the lease is terminated. In the event the Lessee does not exercise the option, there shall be no abatement of the rent payable under this Lease. For purposes of this paragraph, a taking by eminent domain shall include a voluntary conveyance to a corporate or political body having the power of eminent domain.

12. **USE OF THE PREMISES.** Lessee shall comply with all laws, rules and regulations of all governmental authorities respecting the use of and operations and activities on the Premise, including sidewalks, streets, approaches, drives, parking areas and entrances and shall not make, suffer or permit any unlawful, improper or offensive use of such Premises or permit any nuisance thereon. Lessee shall maintain its show windows in a neat and clean condition, shall keep the Premises clean and free from rubbish, and shall store all trash and garbage in suitable covered containers. Lessee shall provide fire extinguisher(s) as required by local ordinance. Lessee shall not burn any trash of any kind in or about the Premises nor shall Lessee permit rubbish, refuse or garbage to accumulate or any fire or health hazard to exist about the Premises. The Lessee shall use the Premises for only the purpose stated in this Lease or for such other purpose as may be approved by Lessor in writing in Lessor's sole and absolute discretion. The storage of flammable, explosive or other inherently dangerous material is prohibited. Lessee shall not store in the Premises any items, which shall be in violation of any applicable order, regulation, law, or requirement imposed by any Board of Health, Sanitary Department, Police Department or governmental agency or cause to be done any act, which creates or may create a nuisance in or upon or connected with the Premises. Further, Lessee shall, at Lessee's costs, comply with all rules, orders and regulations of the Southeastern Underwriters Association for the prevention of fires.

13. **RULES.** Lessor shall have the right, from time to time, to issue rules and regulations regarding the use of the leased Premises. When so issued the same shall be considered a part of this Lease and likewise be faithfully observed by Lessee, the employees of Lessee and all persons invited by Lessee into the Premises; provided, that said additional or amended rules are

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made applicable to at least a majority (on a square foot basis) of all tenants in the building. Lessor shall not be liable to Lessee for the violation of any of the said rules and regulations, or the breach of any covenant or condition in any Lease, by any other tenant in the building. Any failure of Lessee to abide by the aforesaid rules and regulations shall constitute a default under this Lease.

14. **ASSIGNMENT.** This Lease shall not be assigned nor shall any portion of the Lease term be sublet without the advance written consent of the Lessor, which may be granted or withheld in Lessor's sole discretion. If the Lessee is a corporation, the issuance or the sale, transfer or other disposition of a sufficient number of shares of stock in the Lessee to result in a change in control of the Lessee shall be deemed an assignment of this Lease for purposes of this paragraph. If the Lessee is a partnership, a transfer of an interest in the partnership, which results in a change in the control of such partnership, shall be deemed an assignment of this Lease for purposes of this paragraph.

15. **CONDITION OF PREMISES.** Lessee has examined the Premises and hereby accepts them as being in good order, condition and repair and takes the space "as is". Lessee agrees to immediately notify Lessor of any defects, dilapidation or dangerous conditions in the Premises.

16. **EVENTS OF DEFAULT.** The following shall constitute an Event of Default under this Lease:

A. The non-payment of any required installment of rent or other charges which may be collected by Lessor in the same manner as rent, including without limitation any charges specified as liquidated damages for the late payment of rent, within five (5) days after the same shall become due;

B. The breach or failure by Lessee to perform any agreements herein, and failure to cure such breach or perform such agreement(s) within ten (10) days after written notice from the Lessor.

C. Abandonment or vacating of the Premises by the Lessee for a period of 15 consecutive days at any time prior to the expiration of the Lease Term, unless Lessee provides Lessor with such assurances and/or such security as Lessor may demand so as not to treat abandonment as an Event of Default hereunder.

17. **EVENTS OF DEFAULT: LESSOR'S REMEDIES.**

A. If any of the Events of Default hereinabove specified shall occur, Lessor, at any time thereafter, shall have and may exercise any of the following rights and remedies:

i. Lessor may, pursuant to written notice thereof to lessee, terminate this Lease and, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Premises for Lessor's own account, and, for Lessee's breach of and default under this Lease, recover immediately from Lessee any and all rents and other sums and damages due or in existence at the time of such termination, including, without limitation, (a) all Rent and other sums, charges, payments, costs and expenses agreed and/or required to be paid by Lessee to Lessor hereunder, (b) all costs and expenses of Lessor in connection with the recovery of possession of the Premises, including reasonable attorneys' fees and court costs, and (c) all costs and expenses of Lessor in connection with any reletting or attempted reletting of the Premises or any part or parts thereof, including, without limitation, brokerage fees, attorneys' fees and the cost of any alterations or repairs which may be reasonably required to so relet the Premises, or any part or parts thereof.

ii. Lessor may, pursuant to any prior notice required by law, and without terminating this Lease, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Premises for the account of Lessee, make such alterations of and repairs to the Premises as may be reasonably necessary in order to relet the same or any part or parts thereof and relet or attempt to relet the Premises or any part or parts thereof for such term or terms (which may be for a term or terms extending beyond the term of this lease), at such rents and upon such other terms and provisions as Lessor, in its sole, but reasonable, discretion, may deem advisable. If Lessor relets or attempts to relet the Premises, Lessor shall at its sole discretion determine the terms and provisions of any new lease or sublease and whether or not a particular proposed new Lessee or Sublease is acceptable to Lessor. Upon any such reletting, all rents received by the Lessor from such reletting shall be applied, (a) first, to the payment of all costs and expenses of recovering possession of the Premises, (b) second, to the payment of any costs and expenses of such reletting, including brokerage fees, attorneys' fees and the cost of any alterations and repairs reasonably required for such reletting; (c) third, to the payment of any indebtedness, other than Rent, due hereunder from Lessee to the Lessor, (d) fourth, to the payment of all Rent and other sums due and unpaid hereunder, and (e) fifth, the residue, if any, shall be held by the Lessor and applied in payment of future rents as the same may become due and payable hereunder. If the rents received from such reletting during any period shall be less than that required to be paid during that period by the Lessee hereunder, Lessee shall promptly pay any such deficiency to the Lessor and failing the prompt payment thereof by Lessee to Lessor, Lessor shall immediately be entitled to institute legal proceedings for the recovery and collection of the same. Such deficiency shall be calculated and paid at the time each payment of rent shall otherwise become due under this Lease, or, at the option of Lessor, at the end of the term of this Lease. Lessor shall, in addition, be immediately entitled to sue for and otherwise recover from Lessee any other damages occasioned by or resulting from any abandonment of the Premises or other breach of or default under this Lease other than a default in the payment of rent. No such re-entry, retaking or resumption of possession of the Premises by the Lessor for the account of Lessee shall be construed as an election on the part of Lessor to terminate this Lease unless a written notice of such intention shall be given to the Lessee or unless the termination of this Lease be decreed by a court of competent jurisdiction. Notwithstanding any such re-entry and reletting or attempted reletting of the Premises or any part or parts thereof for the account of Lessee without termination, Lessor may at any time thereafter, upon written notice to Lessee, elect to terminate this Lease or pursue any other remedy available to Lessor for Lessee's previous breach of or default under this Lease.

iii. Lessor may, without re-entering, retaking or resuming possession of the Premises, sue for all Rent and all other sums, charges, payments, costs and expenses due from Lessee to Lessor hereunder either: (a) as they become due under this Lease, taking into account that Lessee's right and option to pay the Rent hereunder on a monthly basis in any particular Lease Year is conditioned upon the absence of a default on Lessee's part in the performance of its obligations under this Lease, or (b) at Lessor's option, accelerate the maturity and due date of the whole or any part of the Rent for the entire then-remaining unexpired balance of the term of this Lease, as well as all other sums, charges, payments, costs and expenses required to be paid by Lessee to Lessor hereunder, including, without limitation, damages for breach or default of Lessee's obligations hereunder in existence at the time of such acceleration, such that

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all sums due and payable under this Lease shall, following such acceleration, be treated as being and, in fact, be due and payable in advance as of the date of such acceleration. Lessor may then proceed to recover and collect all such unpaid Rent and other sums so sued for from Lessee by distress, levy, execution or otherwise. Regardless of which of the foregoing alternative remedies is chosen by Lessor under this subparagraph (iii), Lessor shall not be required to relet the Premises nor exercise any other right granted to Lessor pursuant to this Lease, nor shall Lessor be under any obligation to minimize or mitigate Lessor's damages or Lessee's loss as a result of Lessee's breach of or default under this Lease.

B. In addition to the remedies hereinabove specified and enumerated, Lessor shall have and may exercise the right to invoke any other remedies allowed at law or in equity as if the remedies of re-entry, unlawful detainer proceedings and other remedies were not herein provided. Accordingly, the mention in this Lease of any particular remedy shall not preclude Lessor from having or exercising any other remedy at law or in equity. Nothing herein contained shall be construed as precluding the Lessor from having or exercising such lawful remedies as may be and become necessary in order to preserve the Lessor's right or the interest of the Lessor in the Premises and in this Lease, even before the expiration of any notice periods provided for in this Lease, if under the particular circumstances then existing the allowance of such notice periods will prejudice or will endanger the rights and estate of the Lessor in this Lease and in the Premises. In any event and irrespective of any option exercised, Lessee shall pay upon demand all of Lessor's costs, charges and expenses, including fees of counsel, agents and others related by Lessor incurred in connection with the recovery of sums due under this Lease, or because of the breach of any covenant or agreement of Lessee contained in this Lease or for any relief against Lessee

C. To the maximum extent permitted by law, the Lessee hereby expressly waives any notices of default not specifically provided for herein, including without limitation the three day notice required by Section 83.20, Florida Statutes, and all rights of redemption, if any, granted by or under any present or future law in the event the Lessee shall be evicted or dispossessed for any cause, or in the event the Lessor shall obtain possession of the Premises by virtue of the provisions of this Lease, or otherwise.

18. <u>**BANKRUPTCY OR INSOLVENCY.**</u> In the event Lessee shall: (a) be adjudicated bankrupt or insolvent, (b) take the benefit of any reorganization or composition proceedings, or insolvency law, (c) make an assignment for the benefit of creditors, (d) suffer or permit Lessee's leasehold interest under this Lease to be levied upon or attempted to be sold under any execution or process of law, (e) suffer or permit a receiver to be appointed for Lessee, (f) fail to take possession of the Premises within thirty (30) days after notice from Lessor that the Premises are ready for occupancy by Lessee, or (g) permit this Lease or any interest therein to pass by operation of law to any person other than the Lessee, then and hereafter, Lessor shall have the right and option to terminate this lease, irrespective of whether or not an Event of Default has taken place, said termination to be effective immediately upon Lessor's exercise of such option, in which event Lessor shall have all of the rights and remedies provided herein.

19. <u>**NOTICE**</u>. All rent payable and notices required to be given under this Lease to Lessor shall be paid and given at or mailed to Lessor at Lessor's address as defined herein <u>**including the address and/or email address listed at the top of page 1 of this lease**</u>, or such other place as the Lessor shall from time to time specify by written notice to the Lessee. All notices given under this Lease to the Lessee shall be given at or mailed to or at such other place, as the Lessee shall specify by written notice to the Lessor. Any other notice properly mailed by United States registered or certified mail, postage and fee prepaid, shall be deemed delivered when mailed. It shall be the duty of the Lessee to furnish the Lessor, in writing, any change of address or phone number by registered or certified mail, return receipt requested, postage prepaid.

20. <u>**ATTORNEY'S FEES AND/OR COLLECTION AGENCY FEES.**</u> Lessee shall be obligated to pay Lessor's attorneys fees and/or collection fees, if Lessor retains an attorney and /or collection agency to enforce any provisions of this lease, or to collect any sums due hereunder, whether or not suit is filed for such enforcement or collection. Should suit be brought by either party to enforce the terms of the lease, the defaulting party will be responsible for attorney's fees and costs.

21. <u>**PARKING.**</u> Lessee agrees to be bound by the parking rules and regulations. Lessor shall have the right, from time to time, to issue additional or amended parking rules and regulations regarding the use of the leased Premises. When so issued the same shall be considered a part of this Lease and likewise be faithfully observed by Lessee, the employees of Lessee and all persons invited by Lessee into the leased Premises. Any failure of Lessee to abide by the rules and regulations shall constitute a default under this Lease. All Parking in front of the Lessee's unit is open parking on a first come first serve basis. Lessee agrees to make a good faith effort to get along with the other tenants.

22. <u>**WAIVERS.**</u> The failure of the Lessor to insist, on any one or more instances, upon a strict performance of any of the covenants or agreements in this Lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant, agreement, or option, but the same shall continue and remain in full force and effect. The receipt or acceptance by the Lessor of rent, with knowledge of the breach of any covenant or agreement hereof, shall not be deemed a waiver of such breach, and no waiver by the Lessor of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Lessor.

23. <u>**SUBORDINATION.**</u> This Lease, and all of the rights of the Lessee hereunder, are hereby made subject and subordinate at all times to all ground or underlying leases and to all mortgages which may now or hereafter effect the Premises, or the real property of which the Premises are a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required to effect such subordination. In confirmation of such subordination, Lessee shall execute promptly any certificate that Lessor may request. Lessee hereby constitutes and appoints Lessor, as Lessee's attorney-in-fact, irrevocably, to execute and deliver such certificate or certificates for or on behalf of Lessee.

24. <u>**ENTIRE AGREEMENT.**</u> Lessor and Lessee hereby recognize and decree that all important terms and provisions of their Agreement should be in writing to prevent any confusion in the future regarding Lessor and Lessee's respective rights and obligations. The agents and employees of Lessor are not authorized to make any representations or warranties about the Premises, and any statements about the Premises, whether written or oral, which are not contained in this Lease, are not binding on the Lessor. Lessor will not be bound by any unauthorized verbal or written statements of its leasing agents regarding Lessee's leasehold or this Lease, regardless of whether such statements are made before or after Lease signing. This Lease constitutes the entire agreement of the parties hereto with respect to the subject matter thereof, and supersedes any prior discussions, understandings or written or oral agreements between the parties with respect to this subject matter. This Lease may not be modified or amended except by a written agreement, dated subsequent to the date hereof, and duly executed by the parties hereto.

25. **INDEMNIFICATION.** Lessee agrees to indemnify and hold harmless the Lessor from and against any and all claims, demands, damages, actions or causes of action arising or resulting from loss, injury or physical damage to Lessee or the property of Lessee or from the death of or loss, injury or physical damage to the person or property of the Lessee's agents, employees, licensees or invitees, or any third person or persons whomever, resulting or arising from Lessee's use or occupancy of the Premises, or the acts or omissions of Lessee or its employees, agents, licensees or invitees, unless caused by the intentional misconduct of Lessor. Lessee's obligations under this paragraph shall survive the expiration or earlier termination of this Agreement.

26. **LIMITATION OF LESSOR'S LIABILITY.** If Lessor shall fail to perform any covenant, term or condition of this Lease upon Lessor's part to be performed, Lessee hereby releases Lessor from any personal liability for such default. Should Lessee, as a consequence of such default, recover a money judgment against Lessor, such judgment shall be satisfied only out of (a) the proceeds of sale provided upon the execution of such judgment and levy thereon against Lessor's interest in the real property and improvements of which the Premises are a part, (b) the rents or other income from such property receivable by Lessor, and (c) the consideration received by Lessor from the sale of all or any part of Lessor's interest in such property, and Lessor shall not be liable for any deficiency. The provisions of this paragraph are not designed to relieve Lessor from the performance of any of its obligations hereunder, but rather to limit Lessor's liability in the case of the recovery of a judgment against it as aforesaid, nor shall any of the provisions of this paragraph be deemed to limit or otherwise affect Lessee's right to obtain injunctive relief or specific performance or avail itself of any other right or remedy provided to Lessee by this Lease or by applicable law. In the event of sale or other transfer of Lessor's right, title and interest in the real property and improvements of which the Premises are a part and the assumption of this Lease by the purchaser or transferee, Lessor shall thereafter be released from all obligations and liability hereunder arising after the date of such sale or transfer, and the provisions of this paragraph shall thereafter inure to the benefit of such purchaser or transferee.

27. **ACKNOWLEDGMENT OF COMMENCEMENT DATE MALLEABILITY AND ASSUMPTION OF LIABILITY.** Lessee acknowledges that Lessor is contracted to provide Premises by commencement date, but agrees to hold Lessor and his assigns harmless, and waive right to suit for breach of that contract for any construction and commencement date delays caused by factors including, but not limited to: (1) Labor issues, including, but not limited to, strike, shortage, and other impediments; (2) Materials issued, including, but not limited to, supplier shortage of stock, any legal construction resulting in increased difficulty of purchase and use, and other impediments; (3) Administrative issues, including, but not limited to, Government permits, failure of Lessee to provide deposit or other moneys in a timely fashion, failure of Lessee to provide certain required forms in a timely fashion, failure of Lessee to make any decisions in a timely fashion necessary for Lessor to fulfill his obligations, and other impediments. In recognition of possible delaying factors, Lessee assumes responsibility for maintaining good communication with Lessor during the construction process. With new construction or major renovation projects, a confirmation of move-in will be issued in writing thirty (30) days prior to the anticipated completion date. This date becomes the official commencement date. Lessee understands that all dates indicated on the lease are an estimated commencement date only. Any adjustments to the commencement date that occur because of construction schedules will change all other dates in this agreement.

28. **TAX PRORATION** Lessee agrees to pay to Lessor a pro rata share of such annual ad valorem tax assessed against said Premises. All ad valorem taxes payable by Lessee are included in the CAM payment amounts as outlined above in Paragraph 1.B., to be paid in advance on the first day of each month, during the Lease Term.

29. **IMPROVEMENTS BY LESSEE.** If Lessee shall make any permanent improvements or betterments to said Premises, the same shall be and become a part of the realty and shall not be removed from said Premises by Lessee. Also this space is being rented in an "As Is" condition. If as a result of tenant's use, improvements, or alterations of any kind and the mechanical, electrical, and/or plumbing systems become not sufficient in quantity, quality, or supply to accommodate the changes or alterations of any sort, it is the tenants sole responsibility to bring the mechanical, electrical, and/or plumbing systems up to code/ adequate supply, quantity, or quality for the new floor plan and/or the new size and shape of the units. In other words, if the tenants use or changes demand or require a greater capacity or supply of these mechanical, electrical, or plumbing systems, than is currently in place at the time of the execution of this lease, then it is the tenants sole responsibility to bring the systems up to code and/or up to the required level to support that new use/floor plan. Also, if the tenant makes any changes that bring about additional requirements imposed by any governmental agency or body then it is the tenants sole responsibility to make the changes necessary to comply.

30. **ACCELERATION.** If any rental payment becoming due hereunder is not paid within sixty (60) days after the due date thereof, the entire rental provided for in this Lease for the unexpired term of this Lease shall at once become due and payable in full at the option of the Lessor.

31. **RADON GAS AND MOLD.** Notice to Prospective Lessee. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon gas and radon testing may be obtained from your county public health unit. Pursuant to 404.056(8), Florida Statutes. Lessee also acknowledges that in Florida mold/mildew is often found around and in buildings, if at some time in the future mold is found in or around the premises the Lessee shall notify the Lessor. If the source of the mold is due to water leaking into the premises from the exterior of the premises the Lessor shall take financial responsibility for repairing the leak and eliminating the mold. If the source of the mold is the result of water from within the unit or as a result of the Lessee's actions then the Lessee shall bear the financial responsibility for removing the mold. In no case shall the Lessor be responsible for any medical conditions, or sickness of any kind that may arise as a result of the presents of mold/mildew (or any variants thereof) found in or on the Premises. Furthermore, in consideration of the Lease of the Premises to the undersigned Lessee, Lessee does herby release, indemnity, hold harmless and forever discharge the Lessor, as owner, as well as all agents, successors and assigns, of the Premises from any and all claims, liabilities, or causes of action of any kind that the Lessor may now have or at any time in the future may have against the Lessor resulting from the presence of radon or mold in, on, or around, or in the Premises.

32 **MECHANICS LIENS.** Lessor's interest in the Premises shall not be subjected to liens of any nature by reason of Lessee's construction, alteration, renovation, repair, restoration, replacement or reconstruction of any improvements on or in the Premises, or by reason of any other act or omission of Lessee (or of any person claiming by, through or under Lessee) including, but not limited to, mechanics' and material men's liens. All persons dealing with Lessee are hereby placed on notice that such persons shall not look to Lessor or to Lessor's credit or assets (including Lessor's interest in the Premises) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, renovation, repair, restoration, replacement or reconstruction thereof by or on behalf of Lessee. Lessee has no power, right or authority to subject Lessor's interest in the Premises to any mechanics or material men's lien or claim of lien. If a lien, a claim of lien or an order for the payment of money shall be imposed against the Premises on account of work performed, or alleged to have been performed, for or on behalf of Lessee, Lessee shall, within thirty (30) days after written notice of the imposition of such lien, claim or order,

11-23-16

cause the Premises to be released therefrom by the payment of the obligation secured thereby or by furnishing a bond or by any other method prescribed or permitted by law. If a lien is released, Lessee shall thereupon furnish Lessor with a written instrument of release in form for recording or filing in the appropriate office of land records of the County in which the Premises is located, and otherwise sufficient to establish the release as a matter of record.

33. **INDEMNIFICATION OF LESSOR.** Lessee shall defend, indemnify and save and hold Lessor harmless from and against any and all liabilities, obligations, losses, damages, injunctions, suits, actions, fines, penalties, claims, demands, costs and expenses of every kind or nature, including reasonable attorneys' fees and court costs, incurred by Lessor, arising directly or indirectly from or out of: (a) any failure by Lessee to perform any of the terms, provisions, covenants or conditions of this Lease on Lessee's part to be performed; (b) any accident, injury or damage which shall happen at, in or upon the Premises, however occurring; (c) any matter or thing growing out of the condition, occupation, maintenance, alteration, repair, use or operation by any person of the Premises, or any part thereof, or the operation of the business contemplated by this Lease to be conducted thereon, thereat, therein, or therefrom; (d) any failure of Lessee to comply with any laws, ordinances, requirements, orders, directions, rules or regulations of any governmental authority; (e) any contamination of the Premises, or the ground-waters thereof, arising on or after the date Lessee takes possession of the Premises and occasioned by the use, transportation, storage, spillage or discharge thereon, therein or therefrom of any toxic or hazardous chemicals, compounds, materials or substances, whether by Lessee or by any agent or invitee of Lessee; (f) any discharge of toxic or hazardous sewage or waste materials from the Premises into any septic facility or sanitary system serving the Premises arising on or after the date Lessee takes possession of the Premises, whether by Lessee or by any agent of Lessee; or (g) any other act or omission of Lessee, its employees, agents, invitees, customers, licensees or contractors.

Lessee's indemnity obligations under this Section and elsewhere in this Lease arising prior to the termination or assignment of this Lease shall survive any such termination or assignment.

34. **ESTOPPEL CERTIFICATES.** Paragraph Intentionally Deleted.

35. **MISCELLANEOUS PROVISIONS.**

A. This Lease shall be construed under and in accordance with the laws of the State of Florida.

B. This Lease shall be binding on the parties hereto and their heirs, legal representatives, successors and assigns; provided, however, that no assignment by the Lessee in violation of the provisions of this Lease shall vest in the assigns any right, title or interest in this hereof which may prove invalid or unenforceable under any such statute or rule of law shall not affect the validity or enforceability of any other provision hereof.

C. The headings of the various provisions of this Lease have been included only for the convenience of the parties and are not to be used in construing this Lease or in ascertaining the intentions of the parties.

D. The submission of this Lease for examination does not constitute an offer to lease, and this Lease shall be effective only upon execution by Lessor and Lessee.

36. **WAIVER OR JURY TRIAL.** LESSEE AND LESSOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM OR THEIR HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO LESSOR'S ACCEPTING THIS LEASE.

Lessee's initials here confirm that Lessee has read sections 13,15, 24, 27 and 36 above; that Lessee understands those sections; and that Lessee agrees to sections 13,15,24, 27 and 36.

[signature] 11-23-16
Lessee's initials

IN WITNESS WHEREOF, the undersigned parties duly set their hands and seals this 23rd day of November 2016

LESSOR:	LESSEE:
Faith's Promise, LLC	**Anutra Super Grain LLC**
By:________________	By: [signature]
	Name: Angelo S. Morini
	Its: Managing Partner
Witnesses as to Lessor:	Witnesses as to Lessee: [signature]
________________	[signature]
________________	Aaron D. Blake

CLERMONT COMMONS BUSINESS PARK
PARK RULES AND REGULATIONS

The Lessor has the right, from time to time, to modify the rules and regulations stated below concerning the use of the leased Premises. When so modified, the same shall be considered a part of the lease and likewise be faithfully observed by Lessee, the employees of Lessee and all persons invited by Lessee into the Premises.

1) No activity or use shall be allowed upon the Properties which is a source of annoyance, embarrassment or discomfort to Owners or their tenants or invitees, or which interferes with the peaceful possession and proper use and enjoyment of the Properties, nor shall any improper, unsightly, offensive or unlawful use be made of a building lot or of the Common Properties, and all laws and regulations of applicable governmental bodies shall be observed and consistent with M-1 coning in the City of Clermont. The use, enjoyment, and occupancy of the Properties shall be in such a manner so as not to cause or produce any of the following effects discernible outside buildings: noise or sound that is objectionable because of its volume, duration, beat, frequency or shrillness; smoke; noxious, toxic or corrosive fumes or gases; obnoxious odors; dust dirt or fly ash; unusual fire or explosive hazards; vibration or interference with normal television, radio or other telecommunications reception.

2) Lessor will provide fire extinguishers and Lessee will maintain fire extinguishers as required by local ordinance. All extinguishers should be in working order and adequate size for the type of combustible and flammable contents in your unit. All extinguishers must have a current inspection tag by a fire equipment company.

3) No trash, garbage or other waste material or refuse shall be placed or stored on any part of the lot except in covered or sealed sanitary dumpster. All such dumpsters must be stored or placed within an enclosure or concealed by means of a screening wall of material similar to and compatible with that of the building. The dumpsters are provided for the disposal of small qualities of trash accumulated on the premises. **If you are a large generator of trash, you will be required to make your own arrangements for its removal.** All portable trash containers are to be kept inside the units.

4) No fuel tanks or similar storage receptacles may be exposed to view and the same may be installed only within an approved accessory building, or within a screened area per all applicable building codes and insurance regulations. All flammable liquids not in use should be kept in UL listed flammable liquid cabinets, as should aerosols. Throes in use should be in proper UL listed dispensing containers.

5) All tenants and their employees who store and handle flammable aerosols, or preform wood working should not smoke where these materials are used and stored **PLEASE POST NO SMOKING SIGNS IN ALL SUCH AREA. PLEASE DESIGNATE PROPER AREA FOR SMOKING AND PROVIDE SAND BUCKETS FOR DISPOSAL OF ALL USED TOBACCO PRODUCTS.**

6) Tenants who apply cements and spray flammable finishes should do so only in booths approved by the local fire department for this purpose.

7) Any tenant engaged in an automotive related business will be required to produce proof that they are disposing of used oil in a proper manner. Evidence would be a contract with a business licensed to dispose of hazardous wastes.

8) No vehicle shall be parked on any part of the properties or any lot, except on designated parking or paved areas. No inoperative vehicles shall be allowed to remain on the Properties in excess of forty-eight (48) hours unless kept in an enclosure and not visible from the street or any other lot. Inoperative vehicles or unauthorized vehicles shall be towed at owner's expense. Inoperative vehicles includes, in addition to normal cars and trucks, but is not limited to, trailers used for storage, vans, boats and flatbed trailers. No vehicles are to be placed up on jacks outside any of the units.

9) No building or structure of a temporary or portable character such as trailer, tents or shacks shall be permitted on the Properties.

10) All sign must conform to both the Business Park sign regulations as specified by Lessor and to city and county codes. This applies to all signage which includes, but not limited to window signs, signs placed on the fascia or eave of the buildings, central building locator signs and central signage for the entire property. All sign plans must be submitted to Lessor for approval.

11) No one may alter or in any way modify the method and/or structures of drainage utilized or installed by Developer or the Association form, on or across and Lot, Common Property or Area of Common Responsibility; nor shall any structure or material be erected, placed or maintained which shall in any way obscure such drainage devices or facilities or impede their efficient operations.

12) No exterior telecommunications, radio, microwave or television mast, tower, pole, wire, aerial, antennae or appurtenances thereto nor any other structure extending above the eave edge of the roof may be installed or maintained which shall in any way obstruct drainage devices or facilities or impede their efficient operation.

13) There shall be no fence permitted on any lot without permission of the Lessor.

14) No heating, air conditioning, electrical, or other equipment shall be installed on the roof of any building or structure or gung on exterior walls.

I CERTIFY THAT I HAVE READ AND UNDERSTAND THE ABOVE RULES AND REGULATIONS.

LESSEE [signature] LESSOR [signature]

PRINT Angelo S Morin PRINT Aaron D. Blake

DATE 11/23/2016

GUARANTY

The undersigned (the "Guarantor(s)") hereby represent(s) and warrant(s) that he, she, it or they, as the case may be, by reason of being **Angelo S. Morini** (put guarantors name(s) here), have a legitimate interest in Tenant and/or the success of the business of Tenant contemplated by the within and foregoing Lease between **Faith's Promise, LLC**, as Landlord, and **Anutra Super Grain, LLC** as Tenant, dated Nov 23, 2016 to which this Guaranty is attached and made a part. In consideration of the Landlord's execution of this Lease and its demise of the Premises to Tenant thereby, and for other good and valuable considerations inuring to the benefit of the Guarantor(s), the receipt and sufficiency of which are hereby acknowledged, and as an inducement to Landlord to enter into, execute and deliver this Lease and possession of the Premises to Tenant, do or does, as the case may be hereby, jointly and severally, if more than one, personally and fully guarantee to Landlord the due, prompt and timely payment by Tenant of all rents and other sums of money which shall or may come due to Landlord from Tenant under and pursuant to said Lease, regardless of reason or amount, and the due, prompt and timely performance by Tenant of all covenants, promises and agreements and of all duties and obligations of Tenant required to be kept, observed, performed and fulfilled by it under and pursuant to the terms and provisions of said Lease. The Guarantor(s) hereby agree(s) that their liability to Landlord under this Guaranty is direct and unconditional, and not secondary, indirect or contingent, and may be enforced by Landlord and its assigns directly against the Guarantor(s), jointly and severally, if more than one, without reference to payment or performance or the lack thereof by or from Tenant and without requiring that Landlord and its assigns first proceed against Tenant or exercise any other right or remedy or resort to or realize upon any other security. This Guaranty shall be binding upon the Guarantor(s) and his, hers, its or their personal representatives, successors and assigns.

IN WITNESS WHEREOF, the undersigned Guarantor(s) has or have, as the case may be, caused these presents to be executed on this 23rd day of November, 2016.

[signature]
Aaron D. Blake
Printed Witness Name

[signature]
Carrie L. Sermak
Printed Witness Name

Guarantor(s)
Angelo S. Morini
[signature]

Signature of Guarantor(s)
11/23/2016
________________, as ________ Date

STATE OF Florida
COUNTY OF Lake

I HEREBY CERTIFY that on this day, before an officer duly authorized in the state and county aforesaid to take acknowledgments, personally appeared **Angelo S. Morini** as **MGRM** of **Anutra Super Grain, LLC**, to me well known to be the person described herein, who provided the following form of identification: Fl. D.L # M650-017-42-350-0 and who executed this Guarantee and he acknowledged before me that he executed the same. No oath was given.

Notary Public State of Florida
Carrie L Sermak
My Commission FF 980630
Expires 06/01/2020

[signature] (SEAL)
Carrie L. Sermak (Print)
NOTARY PUBLIC
State of Florida at Large
My Commission Expires: 6/1/20

CLERMONT COMMONS
ADDENDUM TO
LEASE AGREEMENT

This is an addendum made this 4th day of December, 2017 by and between Orr Family Properties, LLC (through Acquisition/Assignment of the building and Lease) whose main office is at 246 Hatteras Avenue Clermont, FL 34711 as Lessor, and Amutra Super Grain, LLC whose main office is located at 248 Hatteras Avenue Clermont, FL 34711 as Lessee, for the lease of 248 Hatteras Avenue Clermont, FL 34711 in the Clermont Commons Business Park (as the "Premises").

1. Lessee agrees to extend the term of the original Lease Agreement Commencing between Lessor and Lessee on November 23, 2016 one (1) additional year through December 31, 2018.

2. Rent and Fees for this 1-year renewal extension, beginning on January 1, 2018, shall increase 3% over what the tenant was paying for December 2017.

Power, Water, and Sales Tax are Extra/Separate as it was in December 2017.

3. All other terms and conditions of the Lease as written remain unchanged.

IN WITNESS WHEREOF, the undersigned parties agree to the above addendum.

LESSOR:	LESSEE
Orr Family Properties, LLC	Amutra Super Grain, LLC.
By: [signature]	By: [signature]
Date: 12-4-17	Date: 12-4-17
Witnesses as to Lessor: [signature]	Witnesses as to Lessee: [signature]

Lessee Mailing Address Is:

Email Address Is

Cell Phone Number Is